FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces Second Quarter 2013 Results

Nashville, Tenn.  August 7, 2013 – Brookdale Senior Living Inc. (NYSE: BKD) (the "Company") today reported financial and operating results for the second quarter of 2013.

•
Cash From Facility Operations ("CFFO") was $74.8 million, or $0.61 per share, an 8.1% increase compared to CFFO of $69.2 million, or $0.57 per share, for the second quarter of 2012, excluding $3.6 million and $7.7 million of integration, transaction-related and electronic medical records ("EMR") roll-out costs for the three months ended June 30, 2013 and 2012, respectively.

•	Average occupancy was 88.3%, a 60 basis point increase from 87.7% in the second quarter of 2012 and down 20 basis points from the first quarter of 2013.
•	Entry Fee CCRCs produced a second quarter record 128 independent living entry fee unit closings and $16.4 million of net cash flow, an increase of $2.2 million over the second quarter of 2012.
•
Same community Facility Operating Income for the senior housing portfolio grew by 4.8% compared to the prior year quarter as same community revenue grew by 3.1% and same community expenses grew by 2.2%, with margin improving to 33.9%, a 60 basis point increase.

•	Adjusted EBITDA was $117.4 million, up 4.7% as compared to $112.2 million in the second quarter of 2012, excluding integration, transaction-related and EMR roll-out costs in both periods.
•	Full-year CFFO guidance increased to $2.35 to $2.45 per share, excluding integration, transaction-related and EMR roll-out costs.

Andy Smith, Brookdale's CEO, said, "We produced solid second quarter results.  Driving top-line revenue growth, while managing expense growth, resulted in CFFO growth of 8% for the quarter and 13% year to date.  Occupancy was up 60 basis points over last year's second quarter and pricing growth for our senior housing business, excluding skilled nursing, was 2.7% versus the prior year period.  Bolstered by the improving housing market, we had a terrific quarter in our entry fee CCRCs with a record number of second quarter sales.  Our branding initiative is off to a strong start and we are encouraged by the initial results of our innovative marketing work.  Our second quarter results, like those for the first quarter, demonstrate positive momentum of a slowly strengthening economic environment that enables us to increase our full year CFFO guidance."
1 of 14

Financial Results

Total revenue for the second quarter was $716.5 million, an increase of $26.0 million, or 3.8%, from the second quarter of 2012.  Second quarter 2013 total revenue is comprised of resident fee revenue of $620.9 million, which increased $18.9 million, or 3.1%, from the second quarter of 2012, management fee revenue of $7.7 million, which increased $0.2 million, or 3.3%, from the second quarter of 2012, and managed community reimbursed costs of $87.8 million, which increased $6.9 million, or 8.5%.

Resident fee revenue increased primarily as a result of an increase in the average monthly revenue per unit compared to the prior year period and an increase in occupancy.  Average monthly revenue per unit for the senior housing portfolio was $4,373 in the second quarter, an increase of $107, or 2.5%, over the second quarter of 2012.  Average occupancy for all consolidated communities for the second quarter of 2013 was 88.3%, compared to 87.7% for the second quarter of 2012 and 88.5% for the first quarter of 2013.  For the managed community portfolio, which includes a number of pre-stabilized communities in the initial fill-up phase, average occupancy for the second quarter was 84.9%, a 90 basis point increase from 84.0% in the second quarter of 2012 and level with the first quarter of 2013.

Facility operating expenses for the second quarter were $416.0 million, an increase of $12.5 million, or 3.1%, from the second quarter of 2012.  Costs incurred on behalf of managed communities increased $6.9 million, or 8.5%.

General and administrative expenses for the second quarter were $46.0 million.  Excluding integration, transaction-related and EMR roll-out costs of $3.6 million and $7.7 million in the second quarters of 2013 and 2012, respectively, and non-cash stock-based compensation expense from both periods, general and administrative expenses were $35.4 million in the second quarter of 2013 versus $31.7 million for the prior year same period.  Demonstrating the Company's efficient platform, general and administrative expenses were, excluding these items, 4.5% of resident fee revenue (including resident fee revenues under management) in the second quarter of 2013, up from 4.2% the prior year.

Non-GAAP Financial Measures

Brookdale's management utilizes Adjusted EBITDA and CFFO to evaluate the Company's performance and liquidity because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain on facility lease termination and straight-line lease expense, net of deferred gain amortization.  Adjusted EBITDA and CFFO include integration, transaction-related and EMR roll-out costs of $3.6 million and $7.7 million for the three months ended June 30, 2013 and 2012, respectively, and $5.7 million and $11.6 million for the six months ended June 30, 2013 and 2012, respectively.  Brookdale also uses Facility Operating Income to assess the performance of its communities.
For the quarter ended June 30, 2013, Facility Operating Income was $197.9 million, an increase of $5.7 million, or 2.9%, over the second quarter of 2012, and Adjusted EBITDA, excluding integration, transaction-related and EMR roll-out costs in 2013 and 2012, was $117.4 million, an
2 of 14

increase of $5.3 million, or 4.7%, over the second quarter of 2012.  For the six months ended June 30, 2013, Facility Operating Income was $402.1 million, an increase of $18.2 million, or 4.7%, over the first half of 2012, and Adjusted EBITDA, excluding integration, transaction-related and EMR roll-out costs in 2013 and 2012, was $229.9 million, an increase of $17.2 million, or 8.1%, over the first half of 2012.
Cash From Facility Operations was $71.2 million for the second quarter of 2013, or $0.58 per share.  CFFO, excluding integration, transaction-related and EMR roll-out costs for both periods, was $74.8 million for the second quarter of 2013, or $0.61 per share, an increase of $5.6 million, or 8.1%, over CFFO of $69.2 million, or $0.57 per share, for the second quarter of 2012.  CFFO, excluding integration, transaction-related and EMR roll-out costs for both periods, was $144.7 million for the six months ended June 30, 2013, or $1.18 per share, an increase of $17.1 million, or 13.4%, over CFFO of $127.7 million, or $1.05 per share, for the same period in 2012.

Net Loss

Net loss for the second quarter of 2013 was $(5.2) million, or $(0.04) per diluted common share. The net loss for the quarter includes non-cash items for depreciation and amortization, asset impairment, non-cash stock-based compensation expense, straight-line lease expense, net of deferred gain amortization and change in fair value of derivatives.

Operating Activities

The Company reports information on six segments.  Four segments (Retirement Centers, Assisted Living, CCRCs – Rental and CCRCs – Entry Fee) constitute the Company's consolidated senior housing portfolio.  The fifth segment, Innovative Senior Care, includes the Company's outpatient therapy, home health and hospice services.  The sixth segment, Management Services, includes the services provided to unconsolidated communities that are operated under management agreements.

Senior Housing

Revenue for the consolidated senior housing portfolio was $562.2 million for the second quarter of 2013, an increase of 3.3% from the second quarter of 2012.  Revenue was positively impacted by a 60 basis point increase in occupancy and a 2.5% increase in rate over the second quarter of 2012.  Facility operating expenses increased by $9.3 million, or 2.6%.  Operating income for the senior housing portfolio for the second quarter of 2013 increased by $8.6 million, or 4.6%, from the second quarter of 2012 and operating margin increased to 34.5% in the second quarter of 2013 from 34.0% in the second quarter of 2012.

Same community results for the consolidated senior housing portfolio for the three months ended June 30, 2013 showed revenues grew 3.1% over the corresponding period in 2012 as revenue per unit increased by 2.2% and occupancy grew by 80 basis points.  Same community expenses grew by 2.2% over the second quarter of 2012.  Same community Facility Operating Income for the senior housing portfolio increased by 4.8% over the second quarter of 2012.
3 of 14

Innovative Senior Care

Revenue for the Company's ISC segment increased $1.0 million, or 1.7%, to $58.7 million, for the second quarter of 2013, primarily due to the roll-out of the Company's ancillary services programs to additional units.  In comparison to the second quarter of 2012, a volume increase in home health was partially offset by a reduction in volume for outpatient therapy.  ISC operating expenses increased $3.2 million, or 7.2%, primarily due to an increase in expenses incurred in connection with the continued expansion of the Company's ancillary services programs.  As a result, ISC operating income was $11.2 million, a decrease of $2.2 million, or 16.4%, versus the second quarter of 2012.

By the end of the second quarter, the Company's ancillary services programs provided outpatient therapy services to approximately 38,100 units and the Company's home health agencies were serving approximately 32,900 units across the consolidated Brookdale portfolio.   Including non-consolidated communities, the Company's outpatient therapy and home health operations serve approximately 52,300 and 46,100 units, respectively.  The Company had nine markets where hospice services were provided during the second quarter.

Liquidity

Brookdale had $30.9 million of unrestricted cash and cash equivalents and $102.8 million of restricted cash on its balance sheet at the end of the second quarter.  As of June 30, 2013, the Company had an available secured line of credit with a $250.0 million commitment and $225.3 million of availability (of which $70.0 million had been drawn as of that date).  The Company also had secured and unsecured letter of credit facilities of up to $92.5 million in the aggregate as of June 30, 2013, with issued letters of credit totaling $75.0 million.

Transactions

During the quarter, the Company acquired the underlying real estate interest in two communities:  a 235-unit entry fee CCRC that the Company previously managed and a 20-unit memory care community.  The Company will continue to manage the CCRC and continue to report the results of operations in the management services segment until necessary licensure approvals are obtained.  The results of operations of the memory care community will be reported in the Assisted Living segment.  During the quarter, the Company also purchased one home health agency for an aggregate purchase price of approximately $1.4 million.

During the quarter, the Company announced that it had entered into an agreement to acquire seven senior living communities with a total of 613 units from Chartwell Retirement Residences for an aggregate purchase price of $80.9 million, plus customary transaction expenses. The Company has been managing six of the communities since the acquisition of Horizon Bay in September 2011.  The consummation of the transaction is subject to the satisfaction of certain closing conditions and contingencies, including the receipt of certain lender and regulatory approvals and consents.  The transaction is expected to close during the third quarter of 2013.

During the quarter, the Company completed refinancings of several mortgage loans totaling $440.2 million, which primarily had maturities in 2013.  In their place, the Company obtained mortgage loans totaling $396.1 million to repay the loans, with the remainder paid in cash.
4 of 14

Subsequent to the end of the quarter, the Company obtained $172.1 million in loans secured by first mortgages on four communities. Proceeds of the loans were used to refinance or repay a total of $142.0 million of debt which was scheduled to mature on August 1, 2013.

2013 Outlook

Based on results through the first half of 2013 and expected trends for the balance of the year, the Company now expects full year Cash From Facility Operations to range between $2.35 and $2.45 per share, excluding integration, transaction-related and EMR roll-out costs.  These estimates include expected accretion from the Chartwell portfolio acquisition, but do not include the impact on operating results from other possible future acquisitions or dispositions.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company's website at www.brookdaleliving.com supplemental information relating to the Company's second quarter 2013 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.

Earnings Conference Call

Brookdale's management will conduct a conference call to review the financial results of its second quarter ended June 30, 2013 on Thursday, August 8, 2013 at 9:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Second Quarter Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on August 22, 2013 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "25396184".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 650 communities in 36 states and the ability to serve approximately 67,000 residents.  Through its Innovative Senior Care program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.
5 of 14

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, the home resale market, expansion and development activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, capital deployment, returns on invested capital and CFFO; our expectations regarding returns to shareholders and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our expectations regarding the consummation of the Chartwell portfolio acquisition (including the anticipated timing thereof) and the effect of the acquisition on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity and leverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health and hospice); our plans to expand, renovate, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations regarding our sales, marketing and branding initiatives and their impact on our results; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; our expectations regarding the payment of dividends; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, our ability to satisfy the closing conditions and successfully complete the Chartwell portfolio acquisition; our ability to assume and obtain the mortgage debt financing for the Chartwell portfolio acquisition; the risk associated with the current global
6 of 14

economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

7 of 14

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue
Resident fees	$620,938	$602,050	$1,245,308	$1,198,599
Management fees	7,744	7,499	15,353	14,943
Reimbursed costs incurred on behalf of managed communities	87,786	80,924	168,073	159,639
Total revenue	716,468	690,473	1,428,734	1,373,181

Expense
Facility operating expense (excluding depreciation and amortization of $59,444, $58,090, $116,699 and $116,026, respectively)	416,027	403,515	829,030	802,284
General and administrative expense (including non-cash stock-based compensation expense of $6,988, $6,729, $13,882 and $13,164, respectively)	46,035	46,071	92,646	91,044
Facility lease expense	68,777	70,628	137,796	142,073
Depreciation and amortization	67,254	63,561	131,913	126,905
Asset impairment	2,154	7,246	2,154	8,329
Loss on acquisition	-	-	-	636
Gain on facility lease termination	-	-	-	(2,780)
Costs incurred on behalf of managed communities	87,786	80,924	168,073	159,639
Total operating expense	688,033	671,945	1,361,612	1,328,130
Income from operations	28,435	18,528	67,122	45,051

Interest income	252	692	555	1,544
Interest expense:
Debt	(29,843)	(32,431)	(60,814)	(64,481)
Amortization of deferred financing costs and debt discount	(4,348)	(4,586)	(8,917)	(9,059)
Change in fair value of derivatives and amortization	1,836	(278)	1,971	(511)
Loss on extinguishment of debt	(893)	-	(893)	(221)
Equity in earnings (loss) of unconsolidated ventures	445	(61)	560	38
Other non-operating income (loss)	80	3	1,086	(108)
(Loss) income before income taxes	(4,036)	(18,133)	670	(27,747)
Provision for income taxes	(1,164)	(882)	(2,312)	(1,812)
Net loss	$(5,200)	$(19,015)	$(1,642)	$(29,559)

Basic and diluted net loss per share	$(0.04)	$(0.16)	$(0.01)	$(0.24)

Weighted average shares used in computing basic and diluted net loss per share	123,405	121,708	123,114	121,426

8 of 14

 Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)

Cash and cash equivalents	$30,946	$69,240
Cash and escrow deposits - restricted	43,559	43,096
Accounts receivable, net	107,139	100,401
Other current assets	101,381	96,301
Total current assets	283,025	309,038
Property, plant, and equipment and
leasehold intangibles, net	3,855,653	3,879,977
Other assets, net	492,164	476,963
Total assets	$4,630,842	$4,665,978

Current liabilities	$696,204	$1,130,898
Long-term debt, less current portion	2,556,222	2,169,826
Other liabilities	368,284	368,268
Total liabilities	3,620,710	3,668,992
Stockholders' equity	1,010,132	996,986
Total liabilities and stockholders' equity	$4,630,842	$4,665,978

9 of 14

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(1,642)	$(29,559)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	893	221
Depreciation and amortization	140,830	135,964
Asset impairment	2,154	8,329
Equity in earnings of unconsolidated ventures	(560)	(38)
Distributions from unconsolidated ventures from cumulative share of net earnings	1,441	1,015
Amortization of deferred gain	(2,186)	(2,186)
Amortization of entrance fees	(14,165)	(12,376)
Proceeds from deferred entrance fee revenue	21,361	17,377
Deferred income tax benefit	-	(304)
Change in deferred lease liability	1,432	3,206
Change in fair value of derivatives and amortization	(1,971)	511
(Gain) loss on sale of assets	(902)	172
Loss on acquisition	-	636
Gain on facility lease termination	-	(2,780)
Non-cash stock-based compensation	13,882	13,164
Changes in operating assets and liabilities:
Accounts receivable, net	(7,328)	(8,801)
Prepaid expenses and other assets, net	(3,539)	4,446
Accounts payable and accrued expenses	2,055	(7,800)
Tenant refundable fees and security deposits	(593)	(1,117)
Deferred revenue	(6,334)	8,467
Net cash provided by operating activities	144,828	128,547
Cash Flows from Investing Activities
Increase in lease security deposits and lease acquisition deposits, net	(3,018)	(6,336)
Decrease in cash and escrow deposits — restricted	3,021	5,404
Purchase of marketable securities — restricted	-	(400)
Additions to property, plant, and equipment and leasehold intangibles, net	(100,291)	(91,966)
Acquisition of assets, net of related payables and cash received	(4,835)	(109,959)
Issuance of notes receivable, net	(64)	(439)
Investment in unconsolidated ventures	(7,992)	(571)
Distributions received from unconsolidated ventures	-	184
Proceeds from sale of assets, net	7,554	325
Other	-	(702)
Net cash used in investing activities	(105,625)	(204,460)
Cash Flows from Financing Activities
Proceeds from debt	427,622	193,016
Repayment of debt and capital lease obligations	(488,532)	(118,653)
Proceeds from line of credit	190,000	205,000
Repayment of line of credit	(200,000)	(195,000)
Payment of financing costs, net of related payables	(7,895)	(2,714)
Refundable entrance fees:
Proceeds from refundable entrance fees	19,390	17,306
Refunds of entrance fees	(16,776)	(13,531)
Cash portion of loss on extinguishment of debt	(453)	(118)
Purchase of derivatives and payment of swap termination	(1,489)	(1,289)
Other	636	(264)
Net cash (used in) provided by financing activities	(77,497)	83,753
Net (decrease) increase in cash and cash equivalents	(38,294)	7,840
Cash and cash equivalents at beginning of period	69,240	30,836
Cash and cash equivalents at end of period	$30,946	$38,676
10 of 14

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;
•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.
11 of 14

The table below reconciles Adjusted EBITDA from net loss for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30(1),		Six Months Ended June 30(1),
	2013	2012	2013	2012
Net loss	$(5,200)	$(19,015)	$(1,642)	$(29,559)
Provision for income taxes	1,164	882	2,312	1,812
Equity in (earnings) loss of unconsolidated ventures	(445)	61	(560)	(38)
Loss on extinguishment of debt	893	-	893	221
Other non-operating (income) loss	(80)	(3)	(1,086)	108
Interest expense:
Debt	23,376	24,736	47,824	49,076
Capitalized lease obligation	6,467	7,695	12,990	15,405
Amortization of deferred financing costs and debt discount	4,348	4,586	8,917	9,059
Change in fair value of derivatives and amortization	(1,836)	278	(1,971)	511
Interest income	(252)	(692)	(555)	(1,544)
Income from operations	28,435	18,528	67,122	45,051
Gain on facility lease termination	-	-	-	(2,780)
Loss on acquisition	-	-	-	636
Depreciation and amortization	67,254	63,561	131,913	126,905
Asset impairment	2,154	7,246	2,154	8,329
Straight-line lease expense	684	1,564	1,432	3,206
Amortization of deferred gain	(1,093)	(1,093)	(2,186)	(2,186)
Amortization of entrance fees	(7,032)	(6,310)	(14,165)	(12,376)
Non-cash stock-based compensation expense	6,988	6,729	13,882	13,164
Entrance fee receipts(2)	23,878	19,694	40,751	34,683
Entrance fee disbursements	(7,456)	(5,429)	(16,776)	(13,531)
Adjusted EBITDA	$113,812	$104,490	$224,127	$201,101

(1)	The calculation of Adjusted EBITDA includes integration, transaction-related and EMR roll-out costs of $3.6 million and $5.7 million for the three and six months ended June 30, 2013, respectively. The calculation of Adjusted EBITDA includes integration, transaction-related and EMR roll-out costs of $7.7 million and $11.6 million for the three and six months ended June 30, 2012, respectively.
(2)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC prior to stabilization, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization, lease financing debt amortization with fair market value or no purchase options, gain (loss) on facility lease termination, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:
12 of 14

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30(1),		Six Months Ended June 30(1),
	2013	2012	2013	2012

Net cash provided by operating activities	$80,343	$82,854	$144,828	$128,547
Changes in operating assets and liabilities	(707)	(14,172)	15,739	4,805
Refundable entrance fees received(2)	11,754	9,317	19,390	17,306
Entrance fee refunds disbursed	(7,456)	(5,429)	(16,776)	(13,531)
Recurring capital expenditures, net	(10,664)	(8,599)	(19,988)	(16,663)
Lease financing debt amortization with fair market value or no purchase options	(3,444)	(2,993)	(6,815)	(5,922)
Distributions from unconsolidated ventures from cumulative share of net earnings	(773)	(809)	(1,441)	(1,015)
CFFO from unconsolidated ventures	2,099	1,310	4,057	2,538
Cash From Facility Operations	$71,152	$61,479	$138,994	$116,065

(1)	The calculation of Cash From Facility Operations includes integration, transaction-related and EMR roll-out costs of $3.6 million and $5.7 million for the three and six months ended June 30, 2013, respectively. The calculation of Cash From Facility Operations includes integration, transaction-related and EMR roll-out costs of $7.7 million and $11.6 million for the three and six months ended June 30, 2012, respectively.
(2)	Total entrance fee receipts for the three months ended June 30, 2013 and 2012 were $23.9 million and $19.7 million, respectively, including $12.1 million and $10.4 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities. Total entrance fee receipts for the six months ended June 30, 2013 and 2012 were $40.8 million and $34.7 million, respectively, including $21.4 million and $17.4 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.
The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
13 of 14

•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss	$(5,200)	$(19,015)	$(1,642)	$(29,559)
Provision for income taxes	1,164	882	2,312	1,812
Equity in (earnings) loss of unconsolidated ventures	(445)	61	(560)	(38)
Loss on extinguishment of debt	893	-	893	221
Other non-operating (income) loss	(80)	(3)	(1,086)	108
Interest expense:
Debt	23,376	24,736	47,824	49,076
Capitalized lease obligation	6,467	7,695	12,990	15,405
Amortization of deferred financing costs and debt discount	4,348	4,586	8,917	9,059
Change in fair value of derivatives and amortization	(1,836)	278	(1,971)	511
Interest income	(252)	(692)	(555)	(1,544)
Income from operations	28,435	18,528	67,122	45,051
Gain on facility lease termination	-	-	-	(2,780)
Depreciation and amortization	67,254	63,561	131,913	126,905
Asset impairment	2,154	7,246	2,154	8,329
Loss on acquisition	-	-	-	636
Facility lease expense	68,777	70,628	137,796	142,073
General and administrative (including non-cash stock-based compensation expense)	46,035	46,071	92,646	91,044
Amortization of entrance fees	(7,032)	(6,310)	(14,165)	(12,376)
Management fees	(7,744)	(7,499)	(15,353)	(14,943)
Facility Operating Income	$197,879	$192,225	$402,113	$383,939

14 of 14